UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): June 21, 2021 (June 15, 2021)

MOLECULIN BIOTECH, INC.
(Exact Name of Registrant as Specified in its Charter)
Delaware	001-37758	47-4671997
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

5300 Memorial Drive, Suite 950, Houston, TX 77007
(Address of principal executive offices and zip code)

(713) 300-5160
(Registrant’s telephone number, including area code)
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).                                    Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Common Stock, par value $.001 per share	MBRX	The NASDAQ Stock Market LLC

Item 1.01          Entry into a Material Definitive Agreement.

On June 15, 2021, Moleculin Biotech, Inc. (the “Company”) entered into an amendment no. 4 (the “Amendment 4”) to the Patent and Technology License Agreement dated April 2, 2012 entered into by and between the Company and The Board of Regents (the “Board”) of The University of Texas System on behalf of The University of Texas M. D. Anderson Cancer Center (“UTMDACC”), as previously amended on October 19, 2015 (“Amendment 1”); November 1, 2018 (“Amendment 2”); and May 20, 2020 (“Amendment 3” and collectively with the prior amendments, the “WP122 Agreement”). Pursuant to the WP1122 Agreement, the Company obtained a royalty-bearing, worldwide, exclusive license to intellectual property, including patent rights, related to its WP1122 portfolio and to the drug product candidate, WP1122. In consideration, the Company must make payments to UTMDACC including an up-front payment, license documentation fee, annual maintenance fee, milestone payments and minimum annual royalty payments for sales of products developed under the WP1122 Agreement.

Pursuant to the WP1122 Agreement, the Board and UTMDACC have the right to terminate the WP1122 Agreement if the Company does not, within certain time periods: (i) file an Investigational New Drug Application with the FDA for a Phase I Study for a licensed product (“IND filing requirement”); (ii) commence a Phase I Study for a licensed product (“Phase I study requirement”); and (iii) commence a Phase II Study for a licensed product (“Phase II study requirement”). Pursuant to the WP1122 Agreement, the Company is required to meet the IND filing requirement within nine months of the date of the Amendment 3, the Phase I study requirement within 2.5 years of the date of the Amendment 3, and the Phase II study requirement within 4.5 years of the date of the Amendment 3; provided the Company has the right to extend such time periods for up to an additional 18 months by the payment of three six-month extension payments to UTMDACC. As disclosed in the Company’s Form 10-K for the year ended December 31, 2020, in February 2021, the Company extended the periods by six months by payment of the first extension fee.

The Amendment modifies the IND filing requirement by providing that the Company can satisfy the requirement by filing the equivalent of an Investigational New Drug Application for a Phase I Study for a licensed product in the United Kingdom, India, Australia or Brazil prior to August 20, 2021. If the Company fails to meet this requirement prior to August 20. 2021, it will required to pay the second extension fee in order to maintain the agreement.

Item 5.02          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 29, 2021, the Company completed a one-for-six reverse stock split (the “Reverse Stock Split”) of the Company’s common stock. As a result of the Reverse Stock Split, the number of shares reserved for issuance under the Company’s 2015 Stock Plan, as amended (the “Plan”), was reduced proportionately from 10,500,000 shares to 1,750,000. Pursuant to the Plan, prior to the Reverse Split, the maximum number of shares of common stock as to which a key employee may receive stock options or SARs in any calendar year was 500,000, and the maximum number of shares of common stock that may be used for stock awards and/or stock unit awards that may be granted to any key employee in any calendar year was 500,000. Pursuant to the Plan, in the event of a stock split, the Compensation Committee of the Company’s Board of Directors is permitted to make such adjustments as it deems appropriate, in its sole discretion, to the share thresholds set forth above. On June 16, 2021, the Company’s Board of Directors and Compensation Committee adjusted the foregoing share thresholds to 225,000 shares of common stock. No change was made to the aggregate amount of the shares available for issuance under the Plan.

Item 9.01         Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.         Description

10.1                  Moleculin Biotech, Inc. 2015 Stock Plan, as amended
104                   Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOLECULIN BIOTECH, INC.

Date: June 21, 2021
By:         /s/ Jonathan P. Foster
Jonathan P. Foster
Chief Financial Officer